Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - April 2006

Series	2003-2 *
Deal Size	$500 MM
Expected Maturity	04/17/06

Yield	55.71%
Less: Coupon	10.40%
Servicing Fee	4.80%
Net Credit Losses	16.83%
Excess Spread:
April-06	23.68%
March-06	3.19%
February-06	1.93%
Three month Average Excess Spread	9.60%
Delinquency:
30 to 59 days	1.60%
60 to 89 days	0.96%
90 + days	2.10%
Total	4.66%
Principal Payment Rate	9.36%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.